                                                                    Exhibit 10.2

                               CepTor Corporation
                            200 International Circle
                                   Suite 5100
                           Hunt Valley, Maryland 21030

                                        December 9, 2005

Cornell Capital Partners, LP
101 Hudson Street
Suite 3700
Jersey City, NJ 07303

          Re:  SALE OF $2,000,000 CONVERTIBLE DEBENTURES

Gentlemen:

In connection with the purchase by Cornell Capital Partners, LP, a Delaware limited partnership ("Cornell"), of an aggregate of $2,000,000 of secured convertible debentures (the "Debentures") of CepTor Corporation, a Delaware
corporation (the "Company"), the Company and Cornell are simultaneously entering into, among other documents, a securities purchase agreement, dated even date herewith (the "Securities Purchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the
Securities Agreement.

1.   This letter agreement shall confirm our understanding and agreement that, notwithstanding anything to the contrary contained in the Debenture or the
Transactions Documents or any other agreement between Cornell and the Company, the Company's equity financing arrangements with Fusion Capital Partners II,
LLC, an Illinois limited liability company, the Amended Convertible Promissory
Note, dated December 9, 2004 in the principal amount of $452,991.10 issued to
Harbor Trust, the Convertible Promissory Note, dated December 9, 2005 in the principal amount of $250,000 issued to Harbor Trust and the proposed stockholders rights plan, shall not be the basis for the grant or issuance of common stock, $0.0001 par value per share, of the Company ("Common Stock"), and shall not trigger or result in an adjustment to the number of shares or the purchase or conversion price of Common Stock to be granted or issued pursuant to any provision of the Transaction Documents or the Debenture.

2.   This letter agreement may be signed in counterparts, which together shall constitute one and the same instrument.

3.   This letter agreement when executed and delivered shall be the legal and binding agreement between the Company and Cornell and shall supercede any prior agreements, understandings, or arrangements, whether written or oral, between
Company and Cornell regarding the subject matter herein.

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4.   The letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law principles.

                                  Very truly yours,

                                  CEPTOR CORPORATION

                                  /s/ Donald W. Fallon
                                  --------------------------------
                                  Name:  Donald W. Fallon
                                  Title: Senior Vice President, Chief Financial
                                         Officer and Secretary

AGREED AND ACCEPTED:

CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
    its general partner

By: /s/ Mark Angelo
   ------------------------------
    Name:  Mark Angelo
    Title: Portfolio Manager